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                             PATINA OIL & GAS CORPORATION
                                    1625 BROADWAY
                                DENVER, COLORADO 80202
                                    (303) 389-3600
                                    (303) 389-3680

                                   January 6, 1998

Patina Oil & Gas Corporation
1625 Broadway
Denver, Colorado 80202

     Re: Registration of 250,000 shares of Common Stock, par value $.01, pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

     I am General Counsel of Patina Oil & Gas Corporation, a Delaware corporation (the "Company"), and have acted for the Company in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 250,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") to be offered to employees of the Company pursuant to the Patina Oil & Gas Corporation Profit Sharing and Savings Plan and Trust (the "Plan").

     Based upon my examination of such papers and documents as I have deemed relevant or necessary in rendering this opinion, and based on my review of the Delaware General Corporation Law, I hereby advise you that I am of the opinion that assuming, with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Certificate of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options or shares of Common Stock issued or allocated in connection with the Plan, and (iv) no change occurs in the applicable law or the pertinent facts, shares of Common Stock allocable to participants' accounts under the Plan will be legally issued, fully paid and non-assessable shares of Common Stock.

     I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company with the Securities and Exchange Commission. By so consenting, I do not thereby admit that my consent is required by Section 7 of the Securities Act.

                                   Very truly yours,


                                   /s/ Keith M. Crouch
                                   ------------------------------------------
                                   Keith M. Crouch, Senior Vice President and
                                   General Counsel